Date of Last Revision: December 16, 2010

Platform Terms for Advertising Providers

These terms govern, and must be signed by, all Advertising Providers who either operate, or provide services to those that operate, on the Facebook Platform.

1. An “Advertising Provider” is an entity that provides any advertising or similar monetization related product, service or toolset on (or to developers on) the Facebook Platform.

2. The Advertising Provider agrees to abide by the Facebook Statement of Rights and Responsibilities, Facebook Platform Policies and Advertising Guidelines.

3. The Advertising Provider agrees to strictly comply with and honor prohibitions on developers sharing data with Advertising Providers by ensuring that it does not receive (directly or indirectly), possess, or use any data developers receive from Facebook. Prohibited data includes, but is not limited to, user data, Facebook User IDs, and all other data obtained through use of the Facebook API, including aggregate, anonymous or derivative data (but excludes the third_party_id where permitted by Facebook Platform Policies). The Advertising Provider is prohibited from receiving, possessing or using prohibited data even if a user consents. The provision in Facebook’s Platform Policies that permits developers to use Facebook User IDs with external services that developers use to build and run their applications does not apply to Advertising Providers.

4. The Advertising Provider certifies that it does not use any data received (directly or indirectly) from Facebook. The Advertising Provider further certifies that it does not possess any data obtained from Facebook, including user data, Facebook User IDs or usernames, and agrees to prevent the receipt of such data in the future. If the Advertising Provider receives Facebook user data, including Facebook User IDs or usernames, the Advertising Provider will immediately notify Facebook and delete such data without disclosing it to any third parties.

5. For the purpose of ensuring that Facebook is able to maintain a direct relationship with the Advertising Provider, the Advertising Provider agrees to provide to Facebook the names, email addresses, and business addresses of all principals. In addition, upon request, the Advertising Provider agrees to provide Facebook the names of and contact information for any employees and/or contractors and to specify those employees and/or contractors involved in designing, targeting, serving advertising related products/services, or otherwise providing any services covered by this Agreement. The Advertising Provider also agrees to share with Facebook, upon request, the contact information for developers or applications on the Facebook Platform for which the Advertising Provider provides services. Such contact information includes, if requested, information regarding the specific mechanism through which the Advertising Provider remits payment, to the extent Facebook deems it necessary to contact developers or applications on the Facebook Platform.

6. If the Advertising Provider owns or operates an application on Facebook Platform, the Advertising Provider will not use any data it receives from Facebook for purposes of operating its application for any other purpose, including but not limited to serving ads or otherwise providing services covered by this agreement. For example, and without limitation, the Advertising Provider will not use any data it receives through operation of the application to tailor or target ads or other content it serves on other applications or websites. In addition, if the Advertising Provider provides customer support through an application, such application may not be the exclusive mechanism to obtain such customer support, nor can the Advertising Provider make customer support contingent upon a user sharing information beyond what is necessary to provide customer support.

7. The Advertising Provider agrees to make all content (including advertisements) served on Facebook Platform using the Advertising Provider’s services available to Facebook. The Advertising Provider agrees to send a feed of all content from all geo-locations by creating and maintaining a tool that conforms to the specifications set forth here. The Advertising Provider agrees to disclose any efforts it makes to tailor different advertisements to different audiences to ensure that those efforts do not lead to reduced visibility by Facebook. The Advertising Provider agrees to make user complaints available to Facebook. The Advertising Provider acknowledges that any IP blocking of Facebook employees or any other related efforts to hide content is grounds for an immediate ban from operating on Facebook Platform.

8. The Advertising Provider agrees to include a clear and conspicuous method for a user to make a complaint to the Advertising Provider about a specific advertisement in the application in all of its integrations into Facebook Platform canvas applications. The Advertising Provider agrees to deliver the information set forth here regarding the user feedback to Facebook.

9. The Advertising Provider agrees to immediately respond to all requests from Facebook.

10. If the Advertising Provider intends to associate itself in any manner with a company that Facebook has prohibited from operating on Facebook Platform or its current or former employees, the Advertising Provider will disclose this intent to Facebook in advance. Facebook reserves the right to limit or prohibit the Advertising Provider’s operation on Facebook Platform in light of any such association.

11. Facebook reserves the right to audit the Advertising Provider for compliance with these terms.

12. The Advertising Provider agrees that any violation of these terms may result in an immediate ban from the Facebook Platform and all Facebook websites, products and services. The Advertising Provider acknowledges and agrees that a breach or threatened breach by the Advertising Provider of these terms would cause irreparable injury, that money damages would be an inadequate remedy, and that Facebook shall be entitled to temporary and permanent injunctive relief, without the posting of any bond or other security, to restrain the Advertising Provider or anyone acting on its behalf, from such breach or threatened breach. Nothing herein shall be construed as preventing Facebook from pursuing any and all remedies available to it, including the recovery of money damages.

Please note these terms are subject to change at any time and Facebook may waive any of these terms at its discretion.

Signature

Title

Company

The information below is required along with the agreement to the terms above. You certify that all information provided is valid.

Company Information

Company:	Website:

Address:	City/State/Province:

Zip Code:	Country:

Admin Contact -- This is the person Facebook should use as the primary point of contact

Name:	Email:

Phone:

Application IDs –- Applications owned or operated by your company for any purpose. Please list those apps here.

Application IDs:

Executives

Executive Name & Title #1 (e.g. CEO):

Executive Name & Title #2 (e.g. COO):

Executive Name & Title #3 (e.g. CFO):

Please send this signed document to Facebook at platform-ads@support.facebook.com